                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): NOVEMBER 14, 2000

                           IRON MOUNTAIN INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
         (State or Other Jurisdiction of Incorporation or Organization)

       1-13045                                          23-2588479
(Commission file number)                    (I.R.S. Employer Identification No.)


                745 ATLANTIC AVENUE, BOSTON, MASSACHUSETTS 02111
          (Address of Principal Executive Offices, Including Zip Code)

                                 (617) 535-4766
              (Registrant's Telephone Number, Including Area Code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro forma Financial Information

During 1999 and 2000, the Company acquired several businesses. The following represents the unaudited pro forma condensed consolidated financial statements for certain businesses acquired by the Company in 1999 and 2000, and certain other transactions. Pursuant to Article 11 of Regulation S-X, pro forma effect has only been given to acquired businesses for which the Company has previously filed audited financial statements in accordance with Rule 3-05 of Regulation S-X.

The primary purpose of this Form 8-K is to update previously filed pro forma information with the Company's results of operations for the nine months ended September 30, 2000. Other than the amendment to the Company's credit facility, all other acquisitions and financing transactions included in the accompanying pro forma financial statements have been previously reported.

                                                                         PAGE
     Unaudited Pro Forma Condensed Consolidated Statement of
        Operations for the nine months ended September 30, 2000           2

     Unaudited Pro Forma Condensed Consolidated Statement of
        Operations for the year ended December 31, 1999                   3

     Schedule A - Schedule of 1999 Pro Forma Acquisitions
        for the year ended December 31, 1999                              4

     Notes to Unaudited Pro Forma Condensed Consolidated
        Financial Statements                                              5-12

                           IRON MOUNTAIN INCORPORATED
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The term pro forma transactions, as used in the accompanying pro forma condensed consolidated financial statements and notes thereto, is defined as certain of our 1999 and 2000 acquisitions and certain financing transactions and includes the following: (a) the acquisitions of Iron Mountain Europe Limited ("Iron Mountain Europe") (50.1% interest), First American Records Management Inc. ("FARM"), Data Base, Inc. ("Data Base"), MAP, S.A. (Memogarde) ("Memogarde") by Iron Mountain Europe, Central File, Inc. ("Central File"), Sistemas de Archivo Corporativo, S. de R.L. de C.V. (50.1% interest) ("Sistemas de Archivo Corporativo"), Stortext (Holdings) Ltd. ("Stortext") by Iron Mountain Europe, Midtown Professional Records Center, Inc. ("Midtown"), Pierce Leahy Corp. ("Pierce Leahy"), and Data Storage Center, Inc. ("DSC"); (b) the issuance of $150 million 8 1/4% senior subordinated notes in April 1999; (c) the sale of 5.8 million shares of common stock in May 1999; (d) Iron Mountain's repurchase of shares issued in connection with the Data Base acquisition for $39.5 million on May 18, 1999 and (e) the Company's amendment to its revolving credit facility effective August 14, 2000 to include 2 tranches of term debt totalling $350 million as well as a revolving credit facility of $400 million, as if each had occurred as of January 1, 1999. You should read the pro forma financial statements in conjunction with our Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K previously filed with the Securities and Exchange Commission ("SEC").

     The following Unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1999 and the nine months ended September 30, 2000 give effect to the pro forma transactions described above, as if each had occurred as of January 1, 1999. Pursuant to certain SEC Rules and Regulations, the Pro Forma Financial Statements do not include results of operations, or pro forma adjustments, for nine acquisitions completed in 1999 and eight acquisitions completed in 2000 that are not defined herein as the 1999 Pro Forma Acquisitions or shown as a 2000 acquisition. In addition, the Pro Forma Statements of Operations do not include the results of operations for acquisitions completed by Pierce Leahy in 1999. Pro forma adjustments are described in the accompanying notes.

     The Pro Forma Financial Statements do not give effect to estimated annual net cost savings of $15.0 million associated with the Pierce Leahy acquisition. Management expects to achieve this annual level of savings within three years after the merger. Further, the Pro Forma Financial Statements do not reflect any further costs associated with integrating the two companies as it is not practicable to quantify these costs at this time. These costs may be material to Iron Mountain's results of operations. Depending upon management's plans and the nature and timing of the costs, the costs may be accounted for as part of the acquisition accounting, as a post-combination restructuring charge, as operating expenses in the period incurred or as capital expenditures. Furthermore, the Pro Forma Statements of Operations do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the 1999 Pro Forma Acquisitions and DSC included in these pro forma financial statements.

     In June 1999, Iron Mountain decided to sell its information technology staffing business, Arcus Staffing Resources, Inc. ("Arcus Staffing"), which was acquired in January 1998 as part of its acquisition of Arcus Group, Inc. Effective November 1, 1999, Iron Mountain completed the sale of substantially all of the assets of Arcus Staffing. Iron Mountain has accounted for the sale of Arcus Staffing as a discontinued operation.

     Iron Mountain has accounted for its acquisitions using the purchase method of accounting.

     The Pro Forma Statements of Operations do not necessarily indicate the actual results of operations that Iron Mountain would have reported if the pro forma transactions described above had occurred as of January 1, 1999, nor do they necessarily indicate the results of future operations. In the opinion of Iron Mountain's management, all adjustments and disclosures necessary to fairly present these pro forma financial statements have been made.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          HISTORICAL                   PRO FORMA
                                             -----------------------------------  ---------------------
                                               IRON     PIERCE      DATA STORAGE                 IRON
                                             MOUNTAIN   LEAHY (1)    CENTER(2)    ADJUSTMENTS  MOUNTAIN
                                             --------   ---------    -----------  ------------ --------
 Revenues:
    Storage  ..............................   $ 426,343   $  17,476   $   4,265   $      --    $ 448,084
    Service and Storage Material Sales ....     294,492      12,701       2,226          --      309,419
                                              ---------   ---------   ---------   ---------    ---------
       Total Revenues .....................     720,835      30,177       6,491          --      757,503

 Operating Expenses:
    Cost of Sales (Excluding Depreciation)      351,510      18,189       2,554      (2,285)(A)  369,968
    Selling, General and Administrative ...     181,964       3,962       2,029       2,363 (B)  190,318
    Depreciation and Amortization .........      92,776       3,708         475       1,555 (C)   98,514
    Foreign Currency Exchange .............          --         147          --        (147)(D)       --
    Stock Option Compensation Expense .....      15,110          --          --         --        15,110
    Merger-related Expenses(3) ............       5,653       4,438          --      (3,232)(E)    6,859
                                              ---------   ---------   ---------   ---------    ---------
       Total Operating Expenses ...........     647,013      30,444       5,058      (1,746)     680,769

 Operating Income (Loss) ..................      73,822        (267)      1,433       1,746       76,734

 Interest Expense, net ....................      85,066       4,724         112       4,485 (F)   94,387
 Other Expense, net .......................       7,505          --          --         147 (G)    7,652
                                              ---------   ---------   ---------   ---------    ---------
 Income (Loss) Before Provision
    (Credit) for Income Taxes and
    Minority Interest .....................     (18,749)     (4,991)      1,321      (2,886)     (25,305)

 Provision (Credit) for Income Taxes ......      11,353        (472)        471      (1,249)(H)   10,103
 Minority Interests in Losses of
  Subsidiaries ............................      (1,073)         --          --          --       (1,073)
                                              ---------   ---------   ---------   ---------    ---------
 Income (Loss) Before Extraordinary Item ..   $ (29,029)   $ (4,519)  $     850   $  (1,637)   $ (34,335)
                                              =========   =========   =========   =========    =========

 Loss Before Extraordinary Item per
  Common Share-Basic and Diluted ..........   $    (.55)                                       $    (.63)
                                              =========                                        =========
 Weighted Average Common Shares
    Outstanding-Basic and Diluted .........      52,480                               2,125 (I)   54,605
                                              =========   =========   =========   =========    =========
 EBITDA(4) ................................   $ 187,361   $   8,026   $   1,908   $     (78)   $ 197,217
                                              =========   =========   =========   =========    =========

---------
(1) Represents the historical results of operations of Pierce Leahy prior to the acquisition date, February 1, 2000.

(2) Represents the historical results of operations of DSC prior to the acquisition date, May 1, 2000.

(3) Merger-related expenses are certain expenses directly related to the Company's merger with Pierce Leahy that cannot be capitalized and include costs of exiting certain facilities, severance and pay-to-stay payments, system conversion costs and other transaction-related costs.

(4) Represents earnings before interest, taxes, depreciation, amortization, extraordinary items, other income, foreign currency exchange, merger-related expenses and stock option compensation expense.

    The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              HISTORICAL                      PRO FORMA
                              ------------------------------------------  ------------------
                                           1999                 DATA
                                 IRON    ACQUISI-   PIERCE    STORAGE    ADJUST-     IRON
                               MOUNTAIN  TIONS (1)   LEAHY     CENTER     MENTS (2) MOUNTAIN
                              ---------  ---------  -------  ----------- ------    ---------
Revenues:
  Storage ....................  $317,387    $18,962  $190,095  $11,536    $  --       $537,980
  Service and Storage
    Material Sales ...........   202,162      7,154   152,167    5,736       --        367,219
                               ---------   --------  -------- --------    -------    ---------
      Total Revenues .........   519,549     26,116   342,262   17,272       --        905,199

Operating Expenses:
  Cost of Sales (Excluding
    Depreciation) ............   260,930     12,618   191,510    7,313    (20,065)(A)  452,306
  Selling, General and
    Administrative ...........   128,948     15,882    45,856    5,649     19,320 (B)  215,655
  Depreciation and
    Amortization .............    65,422      2,477    43,655    1,556      9,125 (C)  122,235
  Foreign Currency Exchange...       --         --     (7,473)     --       7,473 (D)      --
  Merger-related Expenses.....       --         --      2,361      --      (1,136)(E)    1,225
                               ---------   --------  -------- --------    -------    ---------
    Total Operating
      Expenses ...............   455,300     30,977   275,909   14,518     14,717      791,421

Operating Income (Loss) ......    64,249     (4,861)   66,353    2,754    (14,717)     113,778

Interest Expense, net ........    54,425      1,210    52,363      365     11,924 (F)  120,287
Other Income, net.............        17        --        --       --       7,473 (G)    7,490
                               ---------   --------  -------- --------    -------    ---------
Income (Loss) Before
  Provision for Income Taxes
  and Minority Interest ......     9,841     (6,071)   13,990    2,389    (19,168)         981
Provision for Income Taxes ...    10,579        805     6,290      896     (5,471)(H)   13,099
Minority Interests in
    Earnings of Subsidiaries..       322        --        --       --         339 (J)      661
                               ---------   --------  -------- --------   --------    ---------
Income (Loss) from
  Continuing Operations ...... $  (1,060)   $(6,876) $  7,700 $  1,493   $(14,036)  $  (12,779)
                               =========   ========  ======== ========   ========    =========
Loss from Continuing
   Operations per Common
   Share - Basic and Diluted.. $   (0.03)                                            $   (0.24)
                               =========                                             =========
Weighted Average Common
   Shares Outstanding - Basic
   and Diluted ...............    33,345                                   20,847 (I)   54,192
                               =========                                  =======    =========
EBITDA ....................... $ 129,671    $(2,384) $104,896 $  4,310    $   745    $ 237,238
                               =========   ========  ======== ========    =======    =========

(1) See Schedule A for detail of the 1999 Pro Forma Acquisitions.

(2) Includes adjustments for the 1999 debt and equity offerings.



    The accompanying notes are an integral part of these pro forma financial statements.

                                                                    SCHEDULE A


                           IRON MOUNTAIN INCORPORATED
                   SCHEDULE OF 1999 PRO FORMA ACQUISITIONS (1)
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                           FIRST
                                               IRON      AMERICAN                                        1999
                                             MOUNTAIN     RECORDS     DATA                            PRO FORMA
                                              EUROPE    MANAGEMENT    BASE     MEMOGARDE    OTHER   ACQUISITIONS
                                             --------   ----------  --------   ---------  --------- ------------
Revenues:
    Storage ..............................     $3,178    $ 1,687     $ 6,781      $1,847     $5,469    $18,962
    Service and Storage Material Sales ...      2,032      1,165         415         902      2,640      7,154
                                             --------   ----------  --------   ---------    -----   ------------
        Total Revenues ...................      5,210      2,852       7,196       2,749      8,109     26,116

Operating Expenses:
    Cost of Sales (Excluding Depreciation)      2,624      1,816       3,254         826      4,098     12,618
    Selling, General and Administrative ..      1,313      3,258       8,695         719      1,897     15,882
    Depreciation and Amortization ........        608        153         873         271        572      2,477
                                             --------   --------    --------    --------   --------   --------
        Total Operating Expenses .........      4,545      5,227      12,822       1,816      6,567     30,977

Operating Income (Loss) ..................        665     (2,375)     (5,626)        933      1,542     (4,861)

Interest Expense, net ....................        200        161         491         151        207      1,210
                                             --------   --------    --------    --------   --------   --------
Income (Loss) Before Provision for Income
   Taxes and Minority Interest ...........        465     (2,536)     (6,117)        782      1,335     (6,071)
Provision for Income Taxes ...............        215       --           --          408        182        805
                                             --------   --------    --------    --------   --------   --------
Income (Loss) from Continuing Operations..     $  250    $(2,536)    $(6,117)     $  374     $1,153    $(6,876)
                                             ========   ========    ========    ========   ========   ========

EBITDA ...................................     $1,273    $(2,222)    $(4,753)     $1,204     $2,114    $(2,384)
                                             ========   ========    ========    ========   ========   ========

(1) Represents historical results of operations for each 1999 Pro Forma Acquisition for the period in 1999 prior to the time it was acquired, unless otherwise noted. See "Overview" in the accompanying notes.

    The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OVERVIEW

DSC ACQUISITION

     On May 1, 2000, Iron Mountain acquired certain assets and assumed certain liabilities of DSC pursuant to an agreement dated February 18, 2000. The Company acquired substantially all of the operating assets and liabilities of DSC excluding cash, real estate and long-term debt. Iron Mountain did not acquire or assume any assets or liabilities associated with DSC's Pensacola, Florida records management business. The acquisition has been accounted for as a purchase and DSC is included in Iron Mountain's consolidated financial results from the date of acquisition. The accompanying pro forma financial statements do not include adjustments to remove the assets and liabilities or the results of operations related to DSC's Pensacola, Florida records management business as the impact is immaterial.

     Total consideration was $54.3 million in cash. The Company funded the purchase with borrowings under its former revolving credit facility.

     The assets acquired by Iron Mountain included tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles and racking) and intangible personal property regularly used in DSC's records management business. Iron Mountain intends to use the acquired property and equipment in the operation of its records management business in the United States.

PIERCE LEAHY ACQUISITION

     On February 1, 2000, Iron Mountain completed its merger with Pierce Leahy for total consideration of approximately $1.0 billion, which consisted of common stock, options to acquire common stock and the assumption of debt. Pierce Leahy was the surviving legal entity and immediately changed its name to Iron Mountain Incorporated. Although Pierce Leahy is the surviving legal entity, Iron Mountain is considered the acquirer for accounting purposes.

     The merger consideration resulted in the equivalent of a fixed exchange ratio of 1.1 shares of Iron Mountain common stock for each share of Pierce Leahy common stock. The exchange ratio was effected by Pierce Leahy paying, prior to the merger, a stock dividend of one share of Pierce Leahy common stock for each 10 shares then outstanding. The Pierce Leahy common stock was exchanged for shares of Iron Mountain common stock. Each outstanding share of Iron Mountain common stock was converted into one share of common stock of the combined entity.

         The transaction has been accounted for as a reverse acquisition. The purchase price of Pierce Leahy is based upon the fair value of Pierce Leahy common stock and options to acquire Pierce Leahy common stock, the fair value of the assumed debt on the date that the merger was completed and transaction costs. As the common stock exchange ratio is fixed, the fair value of Pierce Leahy common stock is based upon the stock price on the date the merger was announced.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The calculation of the purchase price as of February 1, 2000 is as follows (in millions):

         Fair Value of Common Stock Issued (1)                      $  421.2
         Fair Value of Stock Options (2)                                25.0
         Fair Value of Debt Assumed (3)                                584.9
         Transaction Costs                                               4.2
                                                                    --------
             Total Purchase Price                                   $1,035.3
                                                                    ========


(1) Based on 18,783,813 outstanding shares of Pierce Leahy common stock at February 1, 2000 at a fair value of $23.64 per share, less a discount on
    5.7 million shares held by former Pierce Leahy shareholders, which are subject to certain restrictions, pursuant to a shareholders' agreement. Both the numbers of shares and share price reflect an adjustment for Pierce Leahy's January 2000 10% stock dividend.

(2) Based on options to acquire 1,563,566 shares of Pierce Leahy common stock at February 1, 2000 after giving effect to the January 2000 10% stock dividend.

(3) Calculated based on the outstanding balances and the quoted market prices when the merger was completed on February 1, 2000.

1999 PRO FORMA ACQUISITIONS

     In January 1999, Iron Mountain acquired a controlling 50.1% interest in Iron Mountain Europe (f.k.a. Britannia Data Management Limited) for total consideration of $49.3 million, consisting of cash and the capital stock of Arcus Data Security Limited, the Company's existing data security services business in London. In April 1999, Iron Mountain acquired Data Base and related real estate for total consideration of $115.0 million, consisting of cash, assumed debt and common stock. In April 1999, Iron Mountain also acquired FARM for total consideration of $41.5 million in cash. In June 1999, Iron Mountain Europe acquired a controlling 50.1% interest in Memogarde for total consideration of $16.9 million, consisting of cash and assumed debt. The aggregate purchase price for the four remaining 1999 pro forma acquisitions, comprising Midtown, Central File, Iron Mountain Europe's acquisition of Stortext and a 50.1% interest in Sistemas de Archivo Corporativo, was $30.3 million in cash and assumed debt. All of these acquisitions are referred to collectively as the "1999 Pro Forma Acquisitions".

IRON MOUNTAIN EUROPE

     In January 1999, Iron Mountain purchased a controlling 50.1% interest in Iron Mountain Europe for total consideration of $49.3 million, consisting of cash and the capital stock of Arcus Data Security Limited.

     Iron Mountain Europe has an April 30 fiscal year end. Iron Mountain consolidates Iron Mountain Europe using an October 31 fiscal year end. Accordingly, the Iron Mountain Pro Forma Statements of Operations for the year ended December 31, 1999 include Iron Mountain Europe's results for the year ended October 31, 1999.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The financial statements of Iron Mountain Europe, Memogarde and Stortext have been prepared in accordance with U.S. generally accepted accounting principles and have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." The functional currencies of Iron Mountain Europe, Memogarde, and Stortext are Pounds Sterling, French Francs and Pounds Sterling, respectively. Revenues and expenses have been translated into U.S. dollars at the average exchange rate in effect during the period translated.

DATA BASE ACQUISITION

     On April 8, 1999, Iron Mountain acquired Data Base and related real estate for $115.0 million including transaction costs. As part of the total consideration, Iron Mountain issued 1,476,577 shares of common stock with a fair value of $46.0 million. On May 18, 1999, Iron Mountain repurchased all of the shares issued in connection with the Data Base acquisition from the former shareholders of Data Base for $39.5 million, with a portion of the net proceeds from the 1999 equity offering.

The 1999 Pro Forma Acquisitions are assumed to be financed as follows (in millions):

     Fair value of common stock issued ..............................     $ 46.0
     Net proceeds from the 1999 debt offering .......................      145.0
     Net proceeds from the 1999 equity offering .....................       41.3
     Borrowing's under Iron Mountain Europe's line of credit ........       13.4
     Assumption of long-term debt ...................................        4.8
     Capital Stock of Arcus Data Security Limited ...................        2.5
                                                                          ------
       Purchase Price of 1999 Pro Forma Acquisitions ................              $ 253.0
                                                                                   =======


                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

PURCHASE PRICE ALLOCATION

     The aggregate consideration paid for the 1999 Pro Forma Acquisitions and the Pierce Leahy and DSC acquisitions was $1.3 billion. The excess of the purchase price over the book value of the net assets acquired for each of the acquisitions was allocated to tangible and intangible assets, based on our estimate of the fair value of the net assets acquired. The following allocation of the aggregate purchase price of DSC and Pierce Leahy is based on the fair value of net assets acquired as of the respective acquisition dates and is subject to adjustment, based on the final determination of the fair value. Management believes that the final allocation of the purchase price of the 1999 Pro Forma Acquisitions will not differ materially from the preliminary estimated amounts.


                                                                       (in millions)
DSC (1):
      Current Assets ...............................................   $      2.7
      Property, Plant and Equipment ................................          4.1
      Goodwill .....................................................         53.3
      Other Long-term Assets .......................................          3.0
      Current Liabilities ..........................................         (8.8)
                                                                          --------
       Purchase Price of DSC .......................................                    54.3

PIERCE LEAHY (1):
      Current Assets ...............................................   $     68.1
      Property, Plant and Equipment ................................        276.4
      Goodwill .....................................................        761.1
      Other Long-term Assets .......................................         12.1
      Current Liabilities ..........................................        (76.1)
      Deferred Income Taxes ........................................         (6.3)
                                                                          --------
       Purchase Price of Pierce Leahy ..............................                 1,035.3

1999 PRO FORMA ACQUISITIONS:
      Current Assets ...............................................   $     32.0
      Property, Plant and Equipment ................................         69.3
      Goodwill .....................................................        235.9
      Other Long-term Assets .......................................          2.2
      Current Liabilities ..........................................        (25.9)
      Deferred Income Taxes ........................................         (2.1)
      Long-term Debt ...............................................        (15.2)
      Other Long-term Liabilities ..................................         (0.1)
      Minority Interest ............................................        (43.1)
                                                                          --------
        Purchase Price of 1999 Pro Forma Acquisitions ..............                $  253.0
                                                                                    --------
        Total Purchase Price of DSC, Pierce Leahy and the 1999
          Pro Forma Acquisitions ...................................                $1,342.6
                                                                                    ========

(1) The purchase price allocations are preliminary and are subject to finalization of the assessment of the fair value of fixed assets, operating leases, and deferred income taxes.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

AMENDED CREDIT AGREEMENT

     On August 14, 2000, Iron Mountain entered into an amended and restated credit agreement (the "Amended Credit Agreement"). The Amended Credit Agreement replaces the Company's prior revolving credit facility, increases the aggregate principal amount available to $750 million and includes a $400 million revolving credit facility (the "Revolving Credit Facility") and two tranches of term debt (the "Tranche A Term Loan" and the "Tranche B Term Loan"). Tranche A Term Loan and Tranche B Term Loan represent term loans to the Company in principal amounts of $150 million and $200 million, respectively. The Tranche A Term Loan and the Revolving Credit Facility mature on January 31, 2005, while the Tranche B Term Loan matures on February 28, 2006. The interest rate on borrowings under the Amended Credit Agreement varies depending on the Company's choice of base rates, plus an applicable margin. Restrictive covenants under this agreement are similar to those under the Company's prior credit facility.

     The impact of the Amended Credit Agreement to the Company's interest expense, net of interest income on excess cash, commitment fees, and amortization of deferred financing costs, has been reflected in the pro forma financial statements as if the Amended Credit Agreement was entered into on January 1, 1999.

     In conjunction with the refinancing of the Company's revolving credit facility, the Company had an early extinguishment of debt, which resulted in an extraordinary loss of $2.9 million (net of tax benefit of $1.9 million) in the third quarter of 2000. The Pro Forma Financial Statements do not reflect such an extraordinary charge.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

STATEMENTS OF OPERATIONS

PRO FORMA ADJUSTMENTS

     The accompanying Pro Forma Statements of Operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 have been prepared as if the 1999 Pro Forma Acquisitions, the Pierce Leahy acquisition and the
DSC acquisition had occurred on January 1, 1999, as if the 1999 equity offering and the 1999 debt offering had occurred on January 1, 1999, and as if the Company signed the Amended Credit Agreement as of January 1, 1999. The
following pro forma adjustments (in millions except share data) reflect these transactions:

                                                                                       NINE MONTHS ENDED      YEAR ENDED
                                                                                      SEPTEMBER 30, 2000   DECEMBER 31, 1999
                                                                                      ------------------   -----------------

(A) Cost of Sales

    To adjust rent expense to new lease rates negotiated in connection with
    the DSC acquisition......................................................               $  .1              $   .3

    To reflect normalization of rent expense related to the Pierce Leahy
    acquisition..............................................................                  --                  .2

    To conform Pierce Leahy's classification of cost of sales and selling, general and administrative expenses to Iron
    Mountain's classification ...............................................                (2.4)              (20.6)
                                                                                           -------            --------
                                                                                            $(2.3)             $(20.1)
                                                                                           =======            ========

(B) Selling, General and Administrative

    To conform Pierce Leahy's classification of cost of sales and selling, general and administrative expenses to Iron
    Mountain's classification ..............................................                $ 2.4              $ 20.6

    To conform Pierce Leahy's accounting for customer acquisition
    costs to Iron Mountain's accounting ....................................                   --                 8.1

    To reverse one-time bonus payments, other non-recurring compensation expenses and broker's fees directly attributable to the Data Base and FARM
    acquisitions............................................................                   --                (9.4)
                                                                                          --------             --------
                                                                                            $ 2.4              $ 19.3
                                                                                          ========             ========


                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

(C) Depreciation and Amortization

    To reflect additional depreciation and amortization expense based on the fair value of the assets acquired and the remaining Iron Mountain useful lives. Plant and equipment are depreciated over three to 50 years, goodwill is amortized over 25 to 30 years, software is amortized over three years and covenants not-to-compete are amortized over two to five years on a straight-line basis.

(D) Foreign Currency Exchange

    To conform Pierce Leahy's classification of foreign currency exchange gains and losses to Iron Mountain's classification.

(E) Merger-related Expenses

    To reverse expenses directly attributable to the acquisition and expensed by Pierce Leahy. These expenses consist of compensation expense related to the acceleration of certain stock options, financial advisor, legal, accounting and SEC fees.

                                                                                      NINE MONTHS ENDED       YEAR ENDED
                                                                                      SEPTEMBER 30, 2000   DECEMBER 31, 1999
                                                                                      ------------------   -----------------

(F)  Interest Expense, net

     Record interest expense on debt incurred under Tranche A Term Loan and
     Tranche B Term Loan of the Amended Credit Agreement (including commitment fees and amortization of deferred financing costs) at a
     weighted average interest rate of 7.9% and 9.0%, respectively .........           $ 25.2               $ 29.9

     Reverse interest expense on our Revolving Credit Facility
     assumed to be repaid with the amounts borrowed under the Tranche A Term
     Loan and Tranche B Term Loan of the Amended Credit Agreement
     (including commitment fees and amortization of deferred financing
     costs).................................................................            (17.0)                (4.3)

     Reverse historical interest expense on debt of acquired
     companies retired or not assumed ......................................             (1.5)               (13.3)

     Record the amortization related to fair value adjustment of
     Pierce Leahy debt assumed net of adjustment to amortization of
     deferred financing costs ..............................................              (.1)                (1.4)

     Record interest expense related to our 1999 debt offering,
     including amortization of deferred financing fees .....................              --                   3.7

     Record interest income on the $56 million excess cash resulting from the amounts drawn under the Amended Credit Agreement, at an assumed
     reinvestment interest rate of 5.9% and 4.78%, respectively ............             (2.1)                (2.7)
                                                                                       --------             ---------
        Total ..............................................................            $ 4.5                $11.9
                                                                                       ========             =========

     The impact of a 1/8% change in the interest rate on pro forma borrowings under Iron Mountain's Amended Credit Agreement for the nine months ended September 30, 2000 and the year ended December 31, 1999 are $0.3 million and $0.4 million, respectively.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

(G) Other (Income) Expense, net

    To conform Pierce Leahy's classification of foreign currency exchange gains and losses to Iron Mountain's classification.

(H) Provision for Income Taxes

    To adjust the provision for income taxes to a 40% rate on domestic pro forma income before nondeductible goodwill amortization and other nondeductible expenses, and adjust to foreign statutory rates on foreign pro forma income before nondeductible goodwill.

(I) Weighted Average Common Stock Outstanding-Basic and Diluted

    To adjust the pro forma weighted average common shares outstanding as if the merger with Pierce Leahy (including the effect of the 10% stock dividend), the 1999 Pro Forma Acquisitions and the 1999 equity offering had occurred on January 1, 1999. The number of shares of common stock issued and repurchased, and the adjustments, are as follows
    (in thousands):

                                               Total
                                             Number of
                                           Shares Issued     Nine Months Ended         Year Ended
       TRANSACTIONS:                       or Repurchased    September 30, 2000    December 31, 1999
                                           --------------    ------------------    -----------------
       Merger with Pierce Leahy........        18,784                2,125             18,784
       1999 equity offering ...........         5,750                   --              2,063
       Acquisition of Data Base .......         1,477                   --                393
       Repurchase of Data Base shares..        (1,477)                  --               (393)
                                              ---------             -------           ---------
           Net shares issued ..........        24,534                2,125             20,847
                                              =========             =======           =========


(J) Minority Interests in Earnings of Subsidiaries

    To record the 49.9% minority interest in the net income of Memogarde, Stortext, Sistemas de Archivo Corporativo and Iron Mountain Europe.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  IRON MOUNTAIN INCORPORATED
                                        (Registrant)



NOVEMBER 14, 2000                 By: /s/ JEAN A. BUA
  (date)                          ----------------------------------
                                  Jean A. Bua
                                  Vice President and Corporate Controller
                                  (Principal Accounting Officer)